UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 13, 2006
Date of report (Date of earliest event reported)
PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 661-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Amended and Restated By-Laws

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (d) On December 13, 2006, the Board of Directors, upon recommendation of the Governance, Finance and Nominating Committee, elected Deborah E. Powell, M.D. as a new director. Each of our directors is elected annually, by a majority of the votes cast, to serve until the next annual meeting of shareholders and until his or her respective successor is elected and duly qualified, or until his or her death, resignation or removal. Dr. Powell has been appointed to serve on the Management Resources and Compensation Committee as well as the Governance, Finance and Nominating Committee of the Board.
     There are no arrangements or understandings between Dr. Powell and any other person pursuant to which Dr. Powell was elected as a director. There are no transactions in which Dr. Powell has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     As a non-employee director, Dr. Powell receives annual compensation comprised of the following: (1) $30,000 annual retainer, paid in equal quarterly installments of $7,500; (2) a restricted stock award under our 2000 Stock Incentive Plan for a number of shares equal to $60,000 divided by the fair market value of our common stock on the date of grant; (3) a meeting fee of $2,000 per Board meeting; and (4) a meeting fee of $1,000 per Committee meeting. Directors who serve on the Board’s Committees receive an additional $5,000 retainer per year per Committee; and the Chairman of each of the Board’s Committees receives an additional $10,000 retainer per year (with the exception of the Chairman of the Affiliated Transaction Committee who receives an additional $5,000 retainer per year). Directors also are reimbursed for reasonable expenses incurred in attending Board and Committee meetings. The above-referenced director restricted stock awards are granted in February, every year. Pursuant to the terms of such awards, directors may not sell such stock while they serve on the Board of Directors.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     (a) On December 14, 2006, the Board of Directors approved amendments to Article II, Section 2 of the Company’s By-Laws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of the votes cast. An election shall be considered “contested” if the number of properly and timely nominated nominees, in accordance with the By-Laws, exceeds the number of directors to be elected.
     The Board of Directors also adopted a director resignation policy to further implement the majority voting standard. Pursuant to this policy, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Governance, Finance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Subject to the procedures described below, the Board will act on the Committee’s recommendation within 90 days from the date of the certification of the election results. Following the determination by the Board, the Company will promptly disclose publicly the Board’s decision, including an explanation of the process for reaching the decision and, if applicable, the reasons for rejecting the resignation offer.
     A director who is required to offer to resign in accordance with the policy shall not be present during the deliberations or voting by the Committee or the Board as to whether to recommend or accept his or her resignation offer or, except as provided below, an offer by any other director to tender his or her resignation in accordance with

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the policy. If enough members of the Committee do not receive more “for” votes than “against” votes in the same uncontested election such that a quorum of the Committee cannot be attained, then one of the following will apply:
(A)	if four or more independent directors did not receive more “for” votes than “against” votes in the same uncontested election, then the independent directors who received a greater number of “for” votes than “against” votes in that election will be asked to consider and recommend to the Board whether to accept the resignation offers of the affected directors and the Board, with only its directors who received a greater number of “for” votes than “against” votes in that election participating, will act on such recommendation, or

(B)	if three or fewer independent directors did not receive more “for” votes than “against” votes in the same uncontested election, then the Board, with all of its directors (including those who received a greater number of “against” votes than “for” votes in that election) participating, will discuss and act with respect to accepting or rejecting the resignation offers (except that no director will vote to accept or reject his or her own resignation offer).
     Any affected director will be afforded the opportunity to provide any information or statement that he or she deems relevant.
     The amended By-Laws are effective as of December 14, 2006, and are attached as Exhibit 3 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) See “Exhibit Index.”

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EXHIBIT INDEX

Exhibit
Number	Description
3.1	PepsiAmericas, Inc. By-Laws, as amended and restated on December 14, 2006.

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